Exhibit 99.1

FOR IMMEDIATE RELEASE

CAMBRIDGE BANCORP AND WELLESLEY BANCORP, INC. TO MERGE

EXPANDING COMMERCIAL BANKING, PRIVATE BANKING AND WEALTH MANAGEMENT PRESENCE IN GREATER BOSTON

CAMBRIDGE, MASSACHUSETTS and WELLESLEY, MASSACHUSETTS – December 5, 2019 – Cambridge Bancorp (Nasdaq: CATC) (the “Company” or “Cambridge”), the holding company for Cambridge Trust Company (“Cambridge Trust”), and Wellesley Massachusetts-based Wellesley Bancorp, Inc. (“Wellesley”), the holding company for Wellesley Bank, are pleased to jointly announce entry into a definitive agreement pursuant to which Wellesley will merge with and into Cambridge in an all-stock transaction. Under the terms of the agreement, each share of Wellesley common stock will be exchanged for 0.580 shares of Cambridge common stock. The transaction is presently valued at $45.54 per Wellesley common share, or approximately $122 million in the aggregate, based upon Cambridge Bancorp’s 10 day average closing price of $78.53 as of December 4, 2019. On a pro forma basis the transaction is expected to be approximately 4.4% accretive to Cambridge’s 2021 earnings per share and approximately 1.6% dilutive to tangible book value per share with an expected earnback period of approximately 2.2 years.

This strategically compelling merger is expected to enhance and expand Cambridge’s Greater Boston presence with the addition of Wellesley’s six full service banking offices in Norfolk, Middlesex, and Suffolk Counties. Cambridge and Wellesley share similar service-oriented business models and each provide their clients with banking and wealth management services. The combined company will benefit from enhanced scale and an expanded client base, and be well-positioned to capitalize on future growth opportunities. Thomas Fontaine, Chairman, President and CEO of Wellesley, will join the combined company in the role of Chief Banking Officer and Director.

As of September 30, 2019 Wellesley had approximately $986 million of total assets, $833 million of gross loans, $759 million of deposits, and $363 million of wealth management assets. Based on financial metrics as of September 30, 2019, the combined company is expected to have over $3.8 billion in assets, $3.0 billion in gross loans, $3.2 billion in deposits, and $3.6 billion of wealth management assets upon completion of the transaction.

Denis Sheahan, CEO of Cambridge Trust, commented, “We are pleased to announce the strategic combination of Cambridge Trust and Wellesley Bank, who are both dedicated to providing individuals, families, and businesses with exceptional personal attention and custom financial solutions.” Sheahan added, “Wellesley Bank is a well-managed, financially strong and growing company located in attractive markets. The combination strengthens the position of

Cambridge Trust in Greater Boston and is a logical extension of our market. We look forward to welcoming the talented Wellesley Bank team to Cambridge Trust.”

“We are excited about the opportunity to partner with Cambridge Trust,” said Thomas J. Fontaine, President and CEO of Wellesley Bank. “Cambridge Trust, much like Wellesley Bank, has a genuine commitment to its clients and the community. Together, we’ll build a premier private banking and wealth management company in Greater Boston and Southern New Hampshire.”

The transaction has been approved by the Boards of Directors of both companies and is expected to be completed during the second quarter of 2020, subject to regulatory approval, approval by Cambridge and Wellesley shareholders, and other customary closing conditions. Upon closing, three Wellesley directors will join the Board of Directors of Cambridge, including Mr. Fontaine.

A presentation with additional information regarding the merger can be accessed by visiting the Cambridge Bancorp investor relations site at “ir.cambridgetrust.com”. Keefe, Bruyette & Woods, Inc. served as financial advisor and provided a fairness opinion to Cambridge Bancorp and Hogan Lovells US LLP served as its legal counsel. Sandler O’Neill + Partners, L.P. served as financial advisor and provided a fairness opinion to Wellesley and Kilpatrick Townsend & Stockton LLP served as its legal counsel.

About Cambridge Bancorp

Cambridge Bancorp, the parent company of Cambridge Trust Company, is based in Cambridge, Massachusetts. Cambridge Trust Company is a 129-year-old Massachusetts chartered commercial bank with approximately $2.8 billion in assets and a total of 16 banking offices in Massachusetts and New Hampshire. Cambridge Trust Company is one of New England’s leaders in private banking and wealth management with $3.3 billion in client assets under management and administration. The Wealth Management group maintains offices in Boston, Massachusetts; Concord, Manchester, and Portsmouth, New Hampshire.

For more details on Cambridge Bancorp visit: www.cambridgetrust.com

About Wellesley Bancorp, Inc.

Wellesley Bank and its wholly-owned wealth management company, Wellesley Investment Partners, LLC, are subsidiaries of Wellesley Bancorp, Inc. Wellesley Bank provides personal, customized, premier banking services to successful people, families, businesses and Non-profit organizations. The bank has six full-service banking offices in Wellesley, Newton, Needham, and Boston. Wellesley Investment Partners, a subsidiary of Wellesley Bank, provides wealth management services to individuals and families, private foundations and endowments. Wellesley Bank has been serving the Greater Boston Area for over 108 years.

For more details on Wellesley Bancorp, Inc., please visit: www.wellesleybank.com

Forward-Looking Statements

This report contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements about Cambridge Bancorp (together with its bank subsidiary unless the context otherwise requires, “Cambridge”) and Wellesley Bancorp, Inc. (together with its bank subsidiary unless the context otherwise requires, “Wellesley”) and their industry involve substantial risks and uncertainties. Statements other than statements of current or historical fact, including statements regarding Cambridge’s or Wellesley’s future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, and the impact of any laws or regulations applicable to Cambridge or Wellesley, are forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Such factors are described within Cambridge’s and Wellesley’s filings with the Securities & Exchange Commission. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: (1) the businesses of Cambridge and Wellesley may not be combined successfully, or such combination may take longer to accomplish than expected; (2) the cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) the stockholders of Cambridge or Wellesley may fail to approve the merger; (6) changes to interest rates, (7) the ability to control costs and expenses, (8) general economic conditions, (9) the success of Cambridge’s efforts to diversify its revenue base by developing additional sources of non-interest income while continuing to manage its existing fee-based business, and (10) risks associated with the quality of Cambridge’s assets and the ability of its borrowers to comply with repayment terms. Further information about these and other relevant risks and uncertainties may be found in Cambridge’s and Wellesley’s respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2018 and in subsequent filings with the Securities and Exchange Commission. Cambridge and Wellesley do not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. You are cautioned not to place undue reliance on these forward-looking statements.

Additional Information and Where to Find it

In connection with the proposed transaction, Cambridge expects to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Cambridge and Wellesley that also constitutes a prospectus of Cambridge. Cambridge and Wellesley also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER

RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Cambridge and Wellesley with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Cambridge with the SEC will be available free of charge on Cambridge’s website at ir.cambridge.com or by directing a request to Cambridge Bancorp, 1336 Massachusetts Avenue, Cambridge, MA 02138, attention: Corporate Secretary (617) 876-5500. Copies of the documents filed by Wellesley with the SEC will be available free of charge on Wellesley’s website at www.wellesleybank.com or by directing a request to Wellesley Bancorp, Inc., 100 Worcester Street, Suite 300, Wellesley, MA 02481, attention: Corporate Secretary (781) 235-2550.

Participants in Solicitation

Cambridge and Wellesley and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Cambridge’s executive officers and directors in Cambridge’s definitive proxy statement filed with the SEC on March 19, 2019. You can find information about Wellesley’s executive officers and directors in Wellesley’s definitive proxy statement filed with the SEC on April 10, 2019. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from Cambridge or Wellesley using the sources indicated above.

Cambridge Bancorp:

Denis K. Sheahan, Chairman and CEO

Michael F. Carotenuto, SVP, Treasurer & CFO

(617) 520-5520

Wellesley Bancorp, Inc.:

Thomas J. Fontaine, Chairman, President & CEO

(781) 489-7609